Exhibit 99.1

Investor Relations: Bonnie Mott Verisity Ltd. 650/934-6800 bonnie@verisity.com	Media Relations: Jennifer Bilsey Verisity Ltd. 650/934-6800 jen@verisity.com

VERISITY ANNOUNCES FIRST QUARTER FISCAL 2004 FINANCIAL RESULTS

•	Completes acquisition of Axis Systems
•	Announces SpeXsim, first integrated solution with Axis

MOUNTAIN VIEW, Calif., April 26, 2004—Verisity Ltd. (Nasdaq: VRST), the leading supplier of Verification Process Automation (VPA) solutions, today announced financial results for the first fiscal quarter ended March 31, 2004. The Company pre-announced its first quarter results on a stand-alone basis on April 2, 2004. The results announced today are consistent with the pre-announced results. Financial results take into account the acquisition of Axis Systems beginning on February 10, 2004. Revenue for the quarter was $11.0 million, compared to revenue of $11.7 million for the quarter ended March 31, 2003, and compared to revenue of $12.3 million for the quarter ended December 31, 2003.

The Company’s net loss under generally accepted accounting principles (GAAP) for the quarter ended March 31, 2004 was $2.2 million, or ($0.10) per diluted share, compared to net income of $1.9 million, or $0.09 per diluted share, for the quarter ended March 31, 2003 and net income of $2.3 million, or $0.11 per diluted share, for the quarter ended December 31, 2003.

Non-GAAP net loss for the quarter ended March 31, 2004 was $1.0 million, or ($0.04) per diluted share, compared to net income of $1.9 million, or $0.09 per diluted share, for the quarter ended March 31, 2003 and net income of $2.3 million, or $0.11 per diluted share, for the quarter ended December 31, 2003. Non-GAAP figures for the first quarter of 2004 exclude non-cash charges related to equity issuances, amortization of deferred compensation, and amortization of intangible assets resulting from the acquisition of Axis Systems which was completed on February 9, 2004. A reconciliation of GAAP to non-GAAP net income (loss) is included with this press release.

“The completion of our acquisition of Axis Systems is the first step toward significantly broadening our product offerings and market opportunity,” said Moshe Gavrielov, chief executive officer of Verisity. “We’re off to a rapid start with the announcement of our first integrated solution, SpeXsim, providing customers with the highest performance and value for their verification investments. Our strategy is to continue to invest in providing a broad range of best in class verification solutions to this rapidly growing market and was driven by our large strategic customers,” added Gavrielov.

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. We do not plan to update, confirm or change this guidance until our next earnings conference call except by press release in the case of material events.

•	Revenue in the second quarter of 2004 is expected to be approximately $13.3 to $13.7 million

•	Non-GAAP loss per share in the second quarter of 2004 is expected to be approximately ($0.04) to ($0.05)

•	Revenue for fiscal 2004 is expected to be between $56 and $58 million

•	Non-GAAP loss per share for fiscal 2004 is expected to be between ($0.07) and ($0.11)

Verisity’s earnings call will be webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time, and may be accessed at http://www.verisity.com. Following the conclusion of the webcast, a replay will be available via Verisity’s web site at http://www.verisity.com through May 3, 2004. For those without access to the Internet, a replay of the call will be available from 5:00 p.m. Pacific Time on April 26, 2004 through May 3, 2004. To listen to a replay, call (719) 457-0820, access code 640660. The Company plans to include a business outlook in the conference call.

Use of Non-GAAP Financial Measures

This press release includes financial measures for net income (loss) and net income (loss) per share that exclude certain non-cash charges and that have not been calculated in accordance with GAAP. These measures differ from GAAP in that they exclude non-cash charges related to equity issuances, amortization of cash based deferred compensation, and amortization of intangible assets resulting from the acquisition of Axis Systems which was completed on February 9, 2004. Verisity provides these measurements in addition to GAAP financial results because it believes they provide a consistent basis for comparison between quarters that is not influenced by certain non-cash expenses and therefore is helpful to understanding Verisity’s underlying operational results. Further, these non-GAAP measures are some of the primary measures Verisity’s management uses for planning and forecasting. These measures should not be considered an alternative to GAAP, and these non-GAAP measures may not be comparable to information provided by other companies. For more information regarding the foregoing, including Verisity’s unaudited non-GAAP condensed combined consolidated balance sheet as of December 31, 2003 and unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2003, please refer to Verisity’s Current Report on Form 8-K/A, Amendment No. 1, filed with the Securities and Exchange Commission on April 22, 2004.

About Verisity

Verisity Ltd. (NASDAQ: VRST) is the leading supplier of process automation solutions for the functional verification market. The Company addresses customers’ critical business issues with its market-leading software and intellectual property (IP) that effectively and efficiently verify the design of electronic systems and complex integrated circuits for the communications, computing and consumer electronics global markets. Verisity’s VPA solutions enable projects to move from executable verification plans to unit, chip/system and project level ‘total coverage’ and verification closure, while maximizing productivity, product quality and predictability of schedules. The Company’s strong market presence is driven by its proven technology, methodology and solid strategic partnerships and programs. Verisity’s customer list includes leading companies in all strategic technology sectors. Verisity is a global organization with offices throughout Asia, Europe, and North America. Verisity’s principal executive offices are located in Mountain View, California, with its principal research and development offices located in Rosh Ha’ain, Israel. For more information, visit www.verisity.com.

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Forward-Looking Statements

To the extent statements contained herein are not purely historical, they are forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission. Words such as “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements represent only management’s present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results or performance to differ materially from those described in the forward-looking statements. In particular, these include the Company’s ability to forecast accurately the Company’s short-term and long-term operating performance, predict customer demand due to the continued economic and geopolitical uncertainty and the related effects on customers’ budgets, predict whether new or existing customers will purchase time-based or perpetual licenses, predict the timing of customer acceptance of the Company’s products following delivery and predict the timing of significant orders. Other factors and uncertainties that could cause actual results or performance to differ materially from those described in the forward-looking statements include the Company’s acquisition of Axis and the impact of the acquisition on the Company’s future operating or financial performance, including, but not limited to, the amount of additional investment required to develop integrated products. For a discussion of the factors and uncertainties relating to the proposed acquisition, please refer to the Company’s public disclosures made in connection with the proposed acquisition, including, but not limited to, the Company’s filings with the Securities and Exchange Commission, its news releases and its webcasts. Verisity Ltd. is not under any obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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Verisity, the Verisity logo and Specman Elite are either registered trademarks or trademarks of Verisity Design, Inc. in the United States and/or other jurisdictions. All other trademarks are the property of their respective holders.

VERISITY LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2004	December 31, 2003 (1)
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$55,119	$91,004
Accounts receivable	8,301	11,444
Inventory	3,788
Other current assets	6,312	4,412

Total current assets	73,520	106,860

Property and equipment, net	4,587	3,298
Deferred Taxes	10,097	—
Other assets	593	386
Unbilled receivables associated with merger	6,683	—
Deferred Compensation associated with merger	5,369	—
Intangible assets	19,326	—
Goodwill	53,023	—

Total assets	$173,198	$110,544

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable and accrued liabilities	$15,068	$12,853
Deferred taxes	5,259	—
Deferred revenue	27,202	27,791
Current portion of long-term debt	—	2

Total current liabilities	47,529	40,646

Other long-term liabilities	304	481
Long-term portion of deferred revenue	8,940	5,601
Long-term deferred taxes	10,341	—
Shareholders’ equity:
Share Capital	103,588	59,108
Retained earnings	2,496	4,708

Total shareholders’ equity	106,084	63,816

Total liabilities and shareholders’ equity	$173,198	$110,544

(1)	Derived from the Company’s December 31, 2003 audited financial statements.

VERISITY LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2004	Adjusted December 31, 2003 (1)
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$55,119	$58,713
Accounts receivable	8,301	14,533
Inventory	3,788	3,764
Other current assets	6,312	5,048

Total current assets	73,520	82,058

Property and equipment, net	4,587	4,680
Deferred Taxes	10,097	10,097
Other assets	593	663
Unbilled receivables associated with merger	6,683	8,121
Deferred Compensation associated with merger	5,369	5,938
Intangible assets	19,326	20,020
Goodwill	53,023	53,023

Total assets	$173,198	$184,600

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable and accrued liabilities	$15,068	$20,620
Deferred taxes	5,259	6,750
Deferred revenue	27,202	31,453
Current portion of long-term debt	—	—

Total current liabilities	47,529	58,823

Other long-term liabilities	304	521
Long-term portion of deferred revenue	8,940	8,016
Long-term deferred taxes	10,341	10,341
Shareholders’ equity:
Share Capital	103,588	102,191
Retained earnings	2,496	4,708

Total shareholders’ equity	106,084	106,899

Total liabilities and shareholders’ equity	$173,198	$184,600

(1)	Adjusted to include Axis Systems as of the merger date, February 9, 2004 as if AXIS Systems had been acquired on December 31, 2003. See Form 8-K/A filed on April 22, 2004.

VERISITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2004	2003
	(unaudited)
Revenue:
License	$5,885	$6,966
Maintenance	4,967	4,504
Other services	190	227

Total revenue	11,042	11,697

Total cost of revenue	938	698

Gross profit	10,104	10,999

Operating expenses:
Research and development	3,463	2,599
Sales and marketing	6,457	5,172
General and administrative	1,844	1,390
Non-cash charges related to equity issuances	768	(34)
Amortization of deferred compensation	569	—
Amortization of intangible assets	694	—

Total operating expenses	13,795	9,127

Income (loss) from operations	(3,691)	1,872
Other income, net	103	167

Income (loss) before income taxes	(3,588)	2,039

Income taxes provision (benefit)	(1,376)	162

Net income (loss)	$(2,212)	$1,877

Basic earnings (loss) per share:
Basic net income (loss) per ordinary share	$(0.10)	$0.10

Shares used in per share calculation	21,816	19,619

Diluted earnings (loss) per share:
Diluted net income (loss) per ordinary share	$(0.10)	$0.09

Shares used in per share calculation	21,816	21,047

VERISITY LTD.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31, 2004
	As Reported	Adjustments		Non-GAAP
Revenue:
License	$5,885	$—		$5,885
Maintenance	4,967	—		4,967
Other Services	190	—		190

Total revenue	11,042	—		11,042

Total cost of revenue	938	(15	)(A)	923

Gross profit	10,104	(15)		10,119

Operating expenses:
Research and development	3,463	—		3,463
Sales and marketing	6,457	—		6,457
General and administrative	1,844	(14	)(B)	1,830
Non-cash charges related to equity issuances	768	(768	)(C)	—
Amortization of cash based
Deferred compensation associated with the merger	569	(569	)(C)	—
Amortization of intangible assets	694	(694	)(D)	—

Total operating expenses	13,795	(2,045)		11,750

Income (loss) from operations	(3,691)	2,060		(1,631)
Other income, net	103	—		103

Income before income taxes	(3,588)	2,060		(1,528)
Income taxes provision (benefit)	(1,376)	824	(E)	(552)

Net income	$(2,212)	$(1,236)		$(976)

Basic and diluted earnings (loss) per share:
Basic and diluted net income (loss) per ordinary share	$(0.10)			$(0.04)

Shares used in per share calculation	21,816			21,816

Notes:

(A)	Adjusted to reduce the cost of products for the amortization created from purchase accounting, for the step up in fair value.

(B)	Adjustment to record deprecation of the difference between the estimated fair value and the historical amount of Axis’ property and equipment.

(C)	Adjustment to record the amortization of deferred compensation associated with the acquisition of Axis Systems.

(D)	Adjustment to reflect the amortization of the intangible assets associated with the Axis acquisition.

(E)	Adjustment to reflect the change in tax benefit due to non-cash charges (see notes A, B, C and D above).

VERISITY LTD.

As of April 26, 2004

Impact of Non-GAAP Adjustments on

Forward Looking Diluted Net Income Per Share

(Unaudited)

	Quarter Ended Jun 30, 2004	Year Ended Dec 31, 2004
GAAP loss per share	($0.11) to ($0.13)	($0.36) to ($0.40)
Non-cash charges related to equity issuances, net of tax effect	(0.03)	(0.11)
Amortization of cash based deferred compensation associated with the merger, net of tax effect	(0.02)	(0.08)
Amortization of intangible assets, net of tax effect	(0.03)	(0.10)

Pro forma diluted net income per share	($0.04) to ($0.05)	($0.07) to ($0.11)

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